As filed with the Securities and Exchange Commission on December 1, 2000

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8

             Registration Statement Under the Securities Act of 1933

                        --------------------------------

                             OMNICOMM SYSTEMS, INC.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                    11-3349762
          --------                                    ----------
 (State or other jurisdiction of           (I.R.S. Employer  Identification No.)
 incorporation or organization)

                              David Ginsberg, D.O.
                             OMNICOMM SYSTEMS, INC.
                            3250 Mary St., Suite 402,
                                 Miami, FL 33133
                                 (305) 448-4700

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                    executive offices and agent for service)

                 OMNICOMM SYSTEMS, INC., 1998 STOCK OPTION PLAN
      ---------------------------------------------------------------------
                            (Full title of the Plan)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                                             Proposed
                              Amount            Proposed Maximum             Maximum          Amount of
Title of Securities           To Be            Offering Price Per            Aggregate       Registration
To Be Registered           Registered (1)           Share                    Offering Price      Fee
---------------------------------------------------------------------------------------------------------
Common Stock, par value    538,010 shares (2)        $1.75(4)                $941,518          $248.79
$0.001 per share
---------------------------------------------------------------------------------------------------------
Common Stock, par value     61,490 shares (3)        $1.75(4)                $108,483          $28.41
$0.001 per share
---------------------------------------------------------------------------------------------------------
Total                      600,000 shares            -------                 $1,050,000        $277.20
---------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of shares pursuant to Rule 416 under the Securities Act of 1933, as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Represents shares of Common Stock that may be issued on the date hereof under the Plan pursuant to options which may be granted under the OmniComm Systems, Inc. 1998 Incentive Stock Option Plan (the "Plan").

(3) Represents shares of Common Stock that have been issued on the date hereof pursuant to consulting agreements.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Represents the average of the high and low sales prices for the Common Stock, as Reported on the NASD Over the Counter Bulletin Board on November 27, 2000.

                                EXPLANATORY NOTE

This Registration Statement includes a Prospectus, prepared in accordance with the requirements of Form S-3, which, pursuant to General Instruction C of Form S-8, may be delivered in connection with the offer and sale by certain officers, directors and key employees of the Company who may be deemed to be "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, of securities registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing information specified by Part I of this Registration Statement on Form S-8 (the "Registration Statement") has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             OMMNICOMM SYSTEMS, INC.
                      -------------------------------------
                 UP TO 600,000 SHARES OF COMMON STOCK UNDER THE
                             1998 STOCK OPTION PLAN

This Prospectus relates to (i) offers and sales of share (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of OmniComm Systems, Inc., a Delaware corporation (the "Company"), that have been or will be acquired by certain officers, directors and key employees (the "Management Selling Security Holders") who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), upon the exercise of options (the "Options") granted pursuant to the OmniComm Systems, Inc 1998 Stock Option Plan (the "Plan"), and (ii) reoffers and resales by certain participants (the "Stock Based Compensation Holders") and together with the Management Selling Security Holders ("Selling") in the Plan of shares of Common Stock, which shares are "restricted securities "as defined in Rule 144 under the Securities Act, issued upon the exercise of Options granted pursuant to the Plan. See "Selling Security Holders."

The Common Stock is quoted on the NASDAQ OTC Bulletin Board ("OTCBB") under the symbol "OMCM". The closing sales price for the Common Stock on November 27, 2000 was $1.75.

Shares covered by this Prospectus may be offered and sold from time to time directly by the Selling Security Holders or through brokers on the NASDAQ OTC Bulletin Board or otherwise at the prices prevailing at the time of such sales. No specified brokers or dealers have been designated by the Selling Security Holders, and no agreement has been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Prospectus. The net proceeds to the Selling Security Holders will be the proceeds received by them upon such sales, less brokerage commissions, if any. The Company will pay all expenses of preparing and reproducing this Prospectus. See "Plan of Distribution".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is December 1, 2000

                              AVAILABLE INFORMATION

The company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act with respect to the offering and sale from time to time of the Shares. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contract or other documents, which has been filed or incorporated by reference as an exhibit to the Registration Statement, are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. Additionally, the Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. Copies of such materials may be inspected without charge at the offices of the Commission, and copies of all or any part thereof may be obtained from the Commission's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549, or at the regional offices of the Commission located at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131, upon payment of the fees prescribed by the Commission. The Registration Statement has been filed electronically with the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. In addition, the Common Stock is quoted on the NASDAQ OTC Bulletin Board. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the NASDAQ 86 Trinity Place, New York, New York 10006-1881.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (2) the Company's quarterly Report on form 10-QSB for each of the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000; and (3) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form SB-2 (File No.333-42150) filed with the Commission. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dated of filing of such documents. Any statement contained in any documents incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that statements contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

The Company will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein (not including exhibits to the information that is incorporated by reference herein). Requests for such information should be directed to: OmniComm Systems, Inc., 3250 Mary Street, Suite 402, Miami, Florida 33133; Attention: Chief Financial Officer. The Company's telephone number is 305-448-4700.

                                   THE COMPANY

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements and the related notes appearing elsewhere in the Prospectus or incorporated herein by reference. Each prospective investor is urged to read this Prospectus in its entirety. Investment in the securities offered hereby involves certain risks. See "Risk Factors."

OmniComm Systems, Inc. (the "Company" or "OmniComm") is positioned to take advantage of and leverage the burgeoning growth in the pharmaceutical, biotech and medical device industries. TrialMaster(R) and WebIPA(SM) are Internet based approaches that upgrade and integrate the significant components of the clinical trial process - trial management and doctor/patient recruitment - into a seamless connection between industry, doctors, and patients.

The amount of money and time spent on the current clinical trial model is staggering. The following points are illustrative of the dynamics:

  /arrow/   It can cost as much as $150,000,000 to bring a drug to market

  /arrow/   50% of clinical trials are delayed due to a lack of patients

  /arrow/ Drug companies lose as much as $1 million in potential revenue for each day a trial is delayed on a blockbuster drug such Viagra

  /arrow/ In the United States only 2% of the doctors and 5% of the eligible patients are involved in clinical trials

The critical component in bringing a drug or medical device to market is the process by which approval is sought to market the drug or device - a clinical trial. The current clinical trial model is a business process that is antiquated and fails to access the considerable resources available, such as doctors and patients that are critical resources for a successful clinical trial.

TrialMaster is an Internet-based application that manages the clinical trial process including real time data collection and monitoring. It is expected that by implementing TrialMaster industry will realize cost efficiencies by improving data quality and integrity and shortening the time to market for medical products and drugs.

WebIPA.com is an exchange specifically designed to assist physicians and sponsors of clinical trials. Physicians submit de-identified patient data through OmniComm's WebIPA application, which analyzes the data and provides physicians with available trials for their patients. Through this stored patient database, WebIPA can then share the aggregate information with pharmaceutical and device companies, allowing them to review different patient illnesses and recruit appropriate physicians for new clinical trials.

  /arrow/ Industry: The infrastructure for conducting clinical trials has not kept pace with the demands for growth in the industry.

  /arrow/ Doctors: Doctors are seeking ways to more efficiently conduct their practice or leverage skills and interests into an increase in revenue.

  /arrow/   Patients: Patients who are ill are seeking new therapies and drugs.

OmniComm will derive revenue from sponsors of clinical trials who utilize TrialMaster to manage their trial and who access OmniComm's "Internet Trial Ready" network of sites and patients on WebIPA.

RISK FACTORS

RISKS RELATED TO OUR BUSINESS MODEL

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

Although we were incorporated in 1997, we did not initiate our Internet operations until August 1998. As a result, we have only a limited operating history on which you can base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets like ours. Our failure to successfully address these risks and uncertainties could have a material adverse effect on our financial condition. Some of these risks and uncertainties relate to our ability to:

  /arrow/   attract and maintain a base of end users;

  /arrow/ develop our infrastructure, including additional hardware and software;

  /arrow/ provide customer support, personnel and facilities, to support our business;

  /arrow/   develop and introduce desirable services;

  /arrow/ establish and maintain strategic relationships with distribution partners;

  /arrow/   establish and maintain relationships with industry; and

  /arrow/   respond effectively to competitive and technological developments.

WE ARE COMPETING IN A NEW MARKET, WHICH MAY NOT DEVELOP, OR IN, WHICH WE MAY FAIL TO GAIN MARKET ACCEPTANCE.

The market for our business model in the healthcare industry is new and rapidly evolving. As a result, uncertainty as to the level of demand and market acceptance exposes us to a high degree of risk. We cannot assure you that the healthcare community will accept electronic data collection or utilizing the Internet to enhance doctor and patient participation in the clinical trial industry. If the market for electronic data collection or utilizing the Internet to enhance doctor and patient participation in the clinical trial fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve or sustain market acceptance, our business will suffer.

FAILURE TO EFFECTIVELY MANAGE THE GROWTH OF OUR OPERATIONS AND INFRASTRUCTURE COULD DISRUPT OUR OPERATIONS AND PREVENT US FROM GENERATING THE REVENUES WE EXPECT.

We currently are experiencing a period of expansion in the development of online clinical trials utilizing the TrialMaster(R) system. To manage our growth, we must successfully implement, constantly improve and effectively utilize our operational and financial systems while aggressively expanding our workforce. We must also maintain and strengthen the breadth and depth of our current strategic relationships while rapidly developing new relationships. Our existing or planned operational and financial systems may not be sufficient to support our growth, and our management may not be able to effectively identify, manage and exploit existing and emerging market opportunities. If we do not adequately manage our potential growth, our business will suffer.

WE MAY BE UNABLE TO MAINTAIN OUR EXISTING RELATIONSHIPS WITH OUR DISTRIBUTION PARTNERS OR TO BUILD NEW RELATIONSHIPS WITH OTHER DISTRIBUTION PARTNERS.

If we are not successful in developing and enhancing our relationships with end users of our services, we could become less competitive and revenues may not occur. We formed our existing relationships recently, and end users may not view their relationships with us as significant to the success of their business. As a result, they may reassess their commitment to us or decide to compete directly with us in the future. We generally do not have agreements that prohibit our distribution partners from competing against us directly or from contracting with our competitors.

WE MAY BE UNABLE TO IMPLEMENT OUR ACQUISITION GROWTH STRATEGY, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND COMPETITIVE POSITION IN THE INDUSTRY.

Our business strategy includes increasing our market share and presence through strategic acquisitions that complement or enhance our business. We do not have substantial experience in completing and integrating large acquisitions or multiple simultaneous acquisitions. In addition, we do not have experience operating multiple remote offices. We may have difficulty integrating the operations and realizing the results of these recently completed acquisitions. We may not be able to identify, complete, and integrate the operations or realize the anticipated results of future acquisitions. Some of the risks that we may encounter in implementing our acquisition growth strategy include:

  /arrow/ expenses associated with and difficulties in identifying potential targets and the costs associated with acquisitions that are not completed;

  /arrow/ expenses, delays and difficulties of integrating the acquired company into our existing organization;

  /arrow/   diversion of management's attention from other business matters;

  /arrow/   expense of amortizing the acquired company's intangible assets;

  /arrow/ adverse impact on our financial condition due to the timing of the acquisitions, and

If any of these risks are realized, our business could suffer.

OUR FUTURE SUCCESS DEPENDS ON REVENUES FROM CLINICAL TRIAL PARTICIPANTS AND THE ACCEPTANCE AND EFFECTIVENESS OF ONLINE CLINICAL TRIALS IS UNCERTAIN.

We plan to derive revenues from the industry such as pharmaceutical, medical device, and biotech companies. The market for our services on the Internet is new and rapidly evolving. The industry has limited or no experience with Internet based clinical trials, and may ultimately conclude that Internet based clinical trials are not effective relative to traditional clinical trial models. As a result, the market for Internet based clinical trials may not continue to emerge or become sustainable. This makes it difficult to project our future revenues. If the market for Internet based clinical trials fails to develop or develops more slowly than we expect, our business will suffer.

WITHOUT THE CONTINUED DEVELOPMENT AND MAINTENANCE OF THE INTERNET AND THE AVAILABILITY OF INCREASED BANDWIDTH, OUR BUSINESS MAY NOT SUCCEED.

Given the online nature of our business, without the continued development and maintenance of the Internet infrastructure, we could fail to meet our overall strategic objectives and ultimately fail to generate the revenues we expect. This continued development of the Internet includes maintenance of a reliable network with the necessary speed, data capacity and security, as well as timely development of complementary products for providing reliable Internet access and services. Because commerce on the Internet and the online exchange of information is new and evolving, we cannot predict whether the Internet will prove to be a viable commercial marketplace in the long term.

The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it. In addition, increased users or bandwidth requirements may impair the performance of the Internet. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage.

FINANCIAL RISKS

WE MAY NOT BE ABLE TO FORECAST OUR REVENUES ACCURATELY BECAUSE WE HAVE A LIMITED OPERATING HISTORY.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods upon which to forecast quarterly revenues and results of operations. We believe that period-to-period comparisons of our operating results are not meaningful and should not be relied upon as indicators of future performance. In addition, our operating results may vary substantially. The actual effect of these factors on the price of our stock, however, will be difficult to assess due to our limited operating history. In one or more future quarters, our results of operations may fall below the expectations of securities analysts and investors, and the trading price of our common stock may decline.

WE EXPECT NET LOSSES IN THE FUTURE AND MAY NEVER ACHIEVE PROFITABILITY, WHICH MAY CAUSE OUR STOCK PRICE TO FALL.

In 1999, we had a net loss of approximately $2,341,237. We expect net losses and negative cash flow for the foreseeable future and significant increases in our operating expenses over the next several years. With increased expenses, we will need to generate significant additional revenues in order to achieve profitability. As a result, we may never achieve or sustain profitability and, if we do achieve profitability in any period, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE MAY NOT BE ABLE TO MEET OUR STRATEGIC BUSINESS OBJECTIVES UNLESS WE OBTAIN ADDITIONAL FINANCING, WHICH MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL.

The Company will need to raise additional funds to meet operational needs and to fund its strategic business objectives. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of available opportunities, develop or enhance services or products or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our shareholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our shareholders.

RISKS RELATED TO SALES, MARKETING AND COMPETITION

WE EXPECT COMPETITION TO INCREASE SIGNIFICANTLY IN THE FUTURE THAT COULD REDUCE OUR REVENUES, POTENTIAL PROFITS AND OVERALL MARKET SHARE.

The market for Internet based clinical trials is competitive. Barriers to entry on the Internet are relatively low, and we expect competition to increase significantly in the future. We face competitive pressures from numerous actual and potential competitors, both online and offline, many of which have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We cannot assure you that the Internet based clinical trials maintained by our existing and potential competitors will not be perceived by the healthcare community as being superior to ours.

RISKS RELATED TO OPERATIONS

WE MAY BE UNABLE TO ADEQUATELY DEVELOP OUR SYSTEMS, PROCESSES AND SUPPORT IN A MANNER THAT WILL ENABLE US TO MEET THE DEMAND FOR OUR SERVICES.

We have just recently initiated our online operations and are developing our ability to provide our TrialMaster(R) on a transactional basis over the Internet as an Application Service Provider. Our future success will depend on our ability to develop effectively the infrastructure, including additional hardware and software, and implement the services, including customer support, necessary to meet the demand for our services. In the event we are not successful in developing the necessary systems and implementing the necessary services on a timely basis, our revenues could be adversely affected, which would have a material adverse effect on our financial condition.

OUR BUSINESS OPERATIONS COULD BE SIGNIFICANTLY DISRUPTED IF WE LOSE MEMBERS OF, OR FAIL TO INTEGRATE, OUR MANAGEMENT TEAM.

Our future performance will be substantially dependent on the continued services of our management team and our ability to retain them. The loss of the services of any of our officers or senior managers could harm our business, as we may not be able to find suitable replacements.

WE MAY NOT BE ABLE TO HIRE AND RETAIN A SUFFICIENT NUMBER OF QUALIFIED EMPLOYEES AND, AS A RESULT, WE MAY NOT BE ABLE TO GROW AS WE EXPECT OR MAINTAIN THE QUALITY OF OUR SERVICES.

Our future success will depend on our ability to attract, train, retain and motivate other highly skilled technical, managerial, marketing and customer support personnel. Competition for these personnel is intense, especially for engineers and programmers, and we may be unable to successfully attract sufficiently qualified personnel. We have experienced difficulty in the past hiring qualified personnel in a timely manner for these positions. The pool of qualified technical personnel, in particular, is limited in Miami, Florida, which is where our headquarters are located. We will need to increase the size of our staff to support our anticipated growth, without compromising the quality of our offerings or customer service. Our inability to locate, hire, integrate and retain qualified personnel in sufficient numbers may reduce the quality of our services.

RISKS RELATED TO GOVERNMENT REGULATION, CONTENT AND INTELLECTUAL PROPERTY

GOVERNMENT REGULATION MAY REQUIRE US TO CHANGE THE WAY WE DO BUSINESS.

The laws and regulations that govern our business change rapidly. The United States government and the governments of states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to our business include privacy laws and proposed encryption laws. More specifically, the Food and Drug Administration has been active in looking at and developing regulatory guidance in the area of Internet based clinical trials. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

Our business could be harmed if unauthorized parties infringe upon or misappropriate our proprietary systems, content, services or other information. Our efforts to protect our intellectual property through copyright, trademarks and other controls may not be adequate. In the future, litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others, which could be time consuming and costly. Intellectual property infringement claims could be made against us as the number of our competitors grows. These claims, even if not meritorious, could be expensive to defend and could divert our attention from operating our company. In addition, if we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage awards and develop comparable non-infringing intellectual property, to obtain a license or to cease providing the content or services that contain the infringing intellectual property. We may be unable to develop non-infringing intellectual property or obtain a license on commercially reasonable terms, or at any terms whatsoever.

1998 STOCK INCENTIVE PLAN OF OMNICOMM SYSTEMS, INC.

Purpose

The purpose of the 1998 Stock Incentive Plan ("Plan") of OmniComm Systems, Inc. is to provide a means through which the Company and its Subsidiaries and Affiliates may attract able persons to enter and remain in the employ of the Company and its subsidiaries and Affiliates, and to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these key persons.

A further purpose of the Plan is to provide such key persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards and performance share units, or any combination of the foregoing, (collectively, the "Awards").

Tax Withholding

Notwithstanding any other provision of the Plan, the Company or its subsidiary or affiliate, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Common Stock, the recipient or other person receiving such Common Stock may be required to pay to the Company or its subsidiary or affiliate, as appropriate prior to delivery of such Common Stock, the amount of any such taxes which the Company or subsidiary is required to withhold, if any, with respect to such Common Stock. Subject in particular cases to the disapproval of the Compensation Committee of the Board of Directors, the Company may accept shares of Common Stock of equivalent fair market value in payment of such withholding tax obligations if the recipient of the Award elects to make payment in such manner at least six months prior to the date such tax obligation is determined.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements in "The Company," "Risk Factors," and elsewhere. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

USE OF PROCEEDS

The Company is unable to predict the time, if ever, when the Options will be exercised and, therefore, is unable to estimate the net proceeds from the exercise of the Options. Moreover, the Plan permits certain methods of exercising Options which would not result in the Company receiving any cash proceeds. It is expected that the net proceeds from the sale of the Shares by the Selling Security Holders upon exercise of the Options, if any, will be used by the Company for general corporate purposes. The Company will not receive any proceeds from the subsequent sale of the Shares by the Stock Based Compensation Holders.

SELLING SECURITY HOLDERS

As the names and amounts of securities to be sold by Selling Security Holders become known, the following information will be included in a prospectus supplement: the name and position(s) over the last three years with the Company of each Selling Security Holder; the number of shares of Common Stock owned by each Selling Security Holder' the number of shares of Common Stock available to be acquired by each Selling Security Holder pursuant to the Plan and being registered for resale by the Selling Security Holders; and the number of shares of Common Stock and the percentage, if 1% or more, of the total number of shares of Common Stock outstanding to be beneficially owned by each Selling Security Holder following this offering.

The Stock Based Compensation Holders

The Selling Security Holders identified in the table below as Stock Based Compensation Holders received an aggregate of 61,490 shares of the Company's Common Stock in lieu of cash compensation.

     Name of                                       Shares &                             After Completion of Offering
     Selling                Position in             Options              Shares       Shares               Percentage of
   Stockholder                Company                Owned              Offered       Owned               Class Owned (1)
David Ginsberg, D.O.      President & CEO           665,608              14,808        650,800                     3.49%
Larry Kronick             Former Employee            35,682              35,682              0                         *
Clay Campbell             Former Consultant           7,700               7,700              0                         *
Eddie Romaguera           Former Consultant           3,300               3,300              0                         *

* Less than one percent.

PLAN OF DISTRIBUTION

To the Company's knowledge, as of the date hereof, no Selling Security Holder had entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Shares offered hereby, nor does the Company know the identity of the brokers or market makers which will participate in the offering.

The Shares covered hereby may be offered and sold from time to time by the Selling Security Holders. The Selling Security Holders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sale may be made on the OTC Bulletin Board or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Selling Security Holder will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the best of the Company's knowledge, the Selling Security Holders have not, as of the date hereof, entered into any arrangement with a broker or dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Security Holders in amounts to be negotiated.

In offering the Shares, the Selling Security Holders and any broker-dealers who execute sales for the Selling Security Holders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Security Holders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

This offering will terminate as to each Selling Security Holder on the date on which all Shares offered hereby have been sold by the Selling Security Holders. There can be no assurance that any of the Selling Security Holders will sell any or all of the shares of Common Stock offered hereby.

TRANSFER AGENT

The Company has appointed Jersey Transfer and Trust Co. Verona, New Jersey as transfer agent for the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Incorporated herein by reference and made a part of this Prospectus are the following: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; (2) the Company's quarterly Report on form 10-QSB for each of the quarters ended September 30,2000, June 30, 2000 and March 31, 2000; and (3) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Company's Registration Statement on Form SB-2 (File No.333-42150) filed with the Commission. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dated of filing of such documents. Any statement contained in any documents incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statements contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

ITEM 4. DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 million shares of Preferred Stock, $.001 par value.

Holders of the Common Stock are entitled to receive dividends when and as declared by the Company's Board of Directors out of funds available therefore. Any such dividends may be paid in cash, property or shares of the Common Stock. The Company has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development and expansion of the Company's business, and that no dividends on the Common Stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors and would depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions.

Each holder of Common Stock is entitled to one vote per share on all matters, including the election of directors, submitted to a vote of such class. Holders of Common Stock do not have cumulative voting rights. The absence of cumulative voting means that the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of the Common Stock will not be entitled to elect any director. The Board of

Directors shall be elected each year to a one-year term. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Ms. Paige A. Harper, Esq. has rendered an opinion on the validity of the securities being registered. Ms. Harper is the Company's General Counsel.

The consolidated financial statements of OmniComm Systems, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference in this Prospectus and elsewhere in the Registration Statement in reliance upon the report of Greenberg and Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VI of the Company's Articles of Incorporation authorizes the Company to indemnify directors and officers as follows:

1. So long as permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed by such person to the corporation or its shareholders; provided, however, that, to the extent required by applicable law, this Article shall not relieve any person from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article and no amendment, repeal or termination of effectiveness of any law authorizing this Article shall apply to or effect adversely any right or protection of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the forgoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM NO. 8 EXHIBITS

(a) Exhibits

(4)      (i)      Certificate of Incorporation: Incorporated herein by reference to Form SB-2 #333-6410
         (ii)     By-Laws: Incorporated herein by reference to Form SB-2
                  #333-6410
         (iii)    1998 Stock Incentive Plan of OmniComm Systems, Inc.
                  Incorporated herein by reference to Form 10-SB/A dated August
                  17, 1999
(5)               Opinion dated December 1, 2000, of Paige A. Harper, Esq.
                  Relating to the issuance of shares of Common Stock pursuant to the 1998 Incentive Stock Plan
(23)     (i)      Consent of Greenberg & Company LLC, Registrants' Independent
                  Auditors
         (ii)     Consent of Paige A. Harper, Esq., Registrants' General Counsel
                  included in Exhibit (5) hereto.

ITEM NO. 9 UNDERTAKINGS

1) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and,

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on December 1, 2000.

OmniComm Systems, Inc.
(Registrant)

By:        /s/ David Ginsberg, D.O.
-----------------------------------
Name:      David Ginsberg
Title:     Chief Executive Officer and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:            /s/David Ginsberg, D.O.
--------------------------------------
Title:         Chief Executive Officer and President
Date:          December 1, 2000

By:            /s/Ronald T. Linares
-----------------------------------
Title:         Chief Financial and Accounting Officer
Date:          December 1, 2000

By:            /s/Randall G. Smith
----------------------------------
Title:        Chief Technical Officer and Director
Date:         December 1, 2000

By:           /s/ Guus van Kesteren
-----------------------------------
Title:        Director
Date:         December 1, 2000

By:           /s/ Jan Vandamme
------------------------------
Title:        Director
Date:         December 1, 2000

By:           /s/Cornelis F. Wit
-------------------------------
Title:        Director
Date:         December 1, 2000

                                 EXHIBIT INDEX


EXHIBIT NO.           EXHIBIT DESCRIPTION

   5                  Opinion of Counsel

  23.(i)              Auditors Consent